SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 3, 2015

AOXIN TIANLI GROUP, INC.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion
228 Yanjiang Ave., Jiangan District, Wuhan City
Hubei Province, China 430010
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On December 3, 2015, Aoxin Tianli Group, Inc. (the “Company”) issued a press release announcing that it had entered into a Strategic Cooperation Framework Agreement with Beijing Huinongfeng Biological Technology Co., Ltd., an e-commerce company based in Beijing, for the sale of the Company’s pork products on the Internet. The Framework contemplates that the Company and the Internet Provider will jointly acquire real property and establish a production facility and a food processing plant in Huangpi District, Wuhan City, subject to approval of the relevant authorities. The parties anticipate obtaining the requisite approvals by the end of 2015, and acquiring the real property by the end of the first quarter of 2016, with construction to commence in early May 2016. The parties expect to commence operations at the new facility in October 2016 at which time they will begin to distribute pork products produced by the Company direct to consumers via the internet and overnight delivery services.

Now that the Framework Agreement which sets forth the general outline of the terms on which the parties will jointly conduct the venture has been executed, the parties will commence negotiation of a more definitive agreement.

The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)         Exhibit 99.1    Press Release dated December 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AOXIN TIANLI GROUP, INC.

By:	/s/ Hanying Li
Hanying Li
Chair and Chief Executive Officer

Dated: December 3, 2015